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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Continental Airlines, Inc. (the "Company") for the registration of $500 million of Debt Securities and to the incorporation by reference therein of our reports dated January 20, 1999, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Houston, Texas
May 26, 1999